Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of Orion Engineered Carbons S.à r.l. of our report dated July 14, 2014, with respect to the consolidated financial statements of Orion Engineered Carbons S.à r.l. included in Amendment No.3 to the Registration Statement on Form F-1, filed with the Securities and Exchange Commission.

/s/ Stefan Pfeiffer	/s/ Benjamin Breh
Wirtschaftsprufer	Wirtschaftsprufer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft
Essen, Germany

July 18, 2014